As filed with the Securities and Exchange Commission on March ___, 1999

                           Registration No. 333-63441
                                ---------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------
                         POST-EFFECTIVE AMENDMENT NO. 3
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                 -------------
                           BERGEN BRUNSWIG CORPORATION
             (Exact name of registrant as specified in its charter)

       New Jersey                                    22-1444512
(State or other jurisdiction of                   (I.R.S. Employer
 incorporation or organization)                   Identification No.)

                             4000 Metropolitan Drive
                          Orange, California 92868-3598
                                 (714) 385-4000
                   (Address, including zip code, and telephone
                  number, including area code, of Registrant's
                          principal executive offices)
                                 -------------

                                 MILAN A. SAWDEI
           Executive Vice President, Chief Legal Officer and Secretary
                             4000 Metropolitan Drive
                          Orange, California 92868-3510
                                 (714) 385-4255

                (Name, address, including zip code, and telephone
                    number, including area code, of agent for
                                service)
                                 -------------

                                    Copy to:
                            Peter H. Ehrenberg, Esq.
                              Lowenstein Sandler PC
                              65 Livingston Avenue
                           Roseland, New Jersey 07068
                                 ---------------

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by the Selling Shareholders. See "Selling Shareholders".

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                           BERGEN BRUNSWIG CORPORATION

                                 980,284 Shares
                              Class A Common Stock
                                 $1.50 Par Value

                                  INTRODUCTION

This Prospectus relates to up to 980,284 shares of the Class A Common Stock, par value $1.50 per share (the "Common Stock"), of Bergen Brunswig Corporation (the "Company"), which will be offered by certain shareholders of the Company. See "Selling Shareholders".

The shares of Common Stock offered hereby were issued by the Company to the shareholders of The Lash Group, Inc., a Delaware corporation ("Lash"), in exchange for their shares of Lash common stock, $0.01 par value, in connection with the merger of Lash and a wholly-owned acquisition subsidiary of the Company on August 31, 1998. The shares offered hereby will be sold by the shareholders of the Company who were formerly shareholders of Lash (collectively, the "Selling Shareholders"). This Prospectus does not purport to cover the initial issuance by the Company, but only the resale of such shares by the Selling Shareholders. The Company will not receive any of the proceeds from the sale of the shares of Common Stock by the Selling Shareholders. See "Selling Shareholders".

The Common Stock is listed on the New York Stock Exchange. The shares of Common Stock offered hereby are offered without underwriters at the market price (that is, at the price in effect on the New York Stock Exchange at the time of sale by the Selling Shareholders). On March ___, 1999, the closing sales price of the Common Stock on the New York Stock Exchange was $_________ per share. The Company will bear all expenses in connection with the registration of the Common Stock being registered hereby, which expenses are estimated to be approximately $12,500. The Selling Shareholders will pay all brokerage commissions incurred in connection with the sale of shares of Common Stock at the market.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.





                 The date of this Prospectus is March ___, 1999

No  person  has  been  authorized  to  give  any  information  or  to  make  any representations other than as contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. The delivery of this Prospectus at any time does not imply that the information herein is correct as of any time subsequent to the date hereof. This Prospectus does not constitute an offer to sell securities in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

                              AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at its principal office at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048, and Chicago Regional Office, Citicorp Center, 500 West Madison, Suite 1400, Chicago, Illinois 60661. Copies of such materials can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N. W., Washington, D.C. 20549 at prescribed rates, or, with respect to certain of such materials, through the Commission's World Wide Web site (http://www.sec.gov). Reports, proxy statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, Inc., at 20 Broad Street, New York, New York 10005.

The Company has filed with the Commission a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock. This Prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. Statements made in the Prospectus concerning the contents of any documents referred to herein are not necessarily complete. With respect to each such document filed with the Commission as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description, and each such statement shall be deemed qualified in its entirely by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

There are incorporated herein by reference the following documents of the Company heretofore filed by it with the Commission:

                      (a) Annual Report on Form 10-K for the fiscal year ended September 30, 1998, as amended;

                      (b) Quarterly Report on Form 10-Q for the quarter ended December 31, 1998;

                      (c) Current Reports on Form 8-K dated November 12, 1998, January 13, 1999 and January 26, 1999;

                      (d) Definitive Proxy Statement on Schedule 14A dated August 21, 1998; and

                      (e) The description of the Company's Common Stock set forth in the Registration Statement on Form 8-A filed by the Company with the Commission on October 20, 1993 pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this Prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

The Company will provide without charge to each person, including any beneficial owner of Common Stock, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the documents that have been incorporated by reference in this Prospectus (not including exhibits to such documents unless such exhibits are specifically, incorporated by reference therein). Requests should be directed to Bergen Brunswig Corporation, 4000 Metropolitan Drive, Orange, California 92868-3510, Attention: Milan A. Sawdei, Secretary; telephone number (714) 385-4255.

                                   THE COMPANY

Bergen Brunswig Corporation, formed in 1956, and its subsidiaries (collectively, the "Company") are a diversified drug and health care distribution organization and, as such, the nation's largest supplier of pharmaceuticals to the managed care market and the second largest wholesaler to the retail pharmacy market. The Company is one of the largest pharmaceutical distributors to provide both pharmaceuticals and medical-surgical supplies on a national basis.

The Company is incorporated in New Jersey and maintains its principal executive offices at 4000 Metropolitan Drive, Orange, California 92868-3510; telephone
(714) 385-4000.

                              SELLING SHAREHOLDERS

On August 31, 1998, the Company, L-B Acquisition Corp. (the "Subsidiary") and Lash entered into an Agreement and Plan of Merger (the "Agreement"). Pursuant to the terms of the Agreement, the Subsidiary was merged with and into Lash (the "Merger") and the shareholders of Lash received, in exchange for their shares of Lash common stock, shares of Common Stock. Upon completion of the closing, the Company and Lash filed a Certificate of Merger with the Secretary of State of Delaware and the Merger became effective as of August 31, 1998 (the "Effective Time"). On December 1, 1998, the Company effected a two-for-one stock split applicable to holders of the Company's Common Stock on November 2, 1998 (the "Split"). As holders of record on November 2, 1998, the Selling Shareholders participated in the Split. Pursuant to the Agreement:

                      (i) at the Effective Time, the Company issued an aggregate of 980,284 (post-Split) shares of Common Stock, 882,264 (post-Split) of which were issued in the names of the Selling Shareholders free of escrow and in proportion to their respective ownership interests in Lash and 98,020 (post-Split) of which were delivered to an escrow agent (the "Escrow Agent"); and

                      (ii) the Escrow Agent is required to return shares of Common Stock to the Company in the event that certain indemnification claims are made by the Company, as described in the Agreement.


No more than 980,284 (post-Split) shares of Common Stock, in the aggregate, will be issued in connection with the Merger.

The following table sets forth information as to the number of shares of Common Stock that will be beneficially owned by the Selling Shareholders, each of whom will own less than one percent (1%) of the outstanding Common Stock of the Company, assuming that a total of 980,284 (post-Split) shares of Common Stock, including all those shares initially delivered to the Escrow Agent, will be delivered to the Selling Shareholders as described above.

                                                          Number of Shares Owned
Selling Shareholder                                           Before Offering*
-------------------                                       ----------------------
L. Michael Costa                                                     25,828
Patricia B. Cushnie                                                  60,208
Peyton R. Howell                                                     79,788
Myles P. Lash                                                       517,578
N. Dee Mahan                                                         24,222
John J. Marsh, III                                                  146,156
Tracy L. Ott                                                          7,398
W. William Ward, Jr.                                                119,106


*All numbers have been adjusted to reflect the Split. It is anticipated that upon completion of this offering, the Selling Shareholders will not own any shares of Common Stock. Prior to the Effective Time, none of the Selling Shareholders had ever held any position or office or had any material relationship with the Company or any of its subsidiaries.

                                 MANNER OF SALE

The Common Stock is listed on the New York Stock Exchange. It is anticipated that the Selling Shareholders will sell the shares of Common Stock at the market (that is, at the price in effect on the New York Stock Exchange at the time of sale to investors). Sales will be effected by registered broker/dealers on the New York Stock Exchange.

                                 USE OF PROCEEDS

The Company will not receive any proceeds from the sale of Common Stock by the Selling Shareholders.

                           FORWARD LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 (the "Act") provides a "safe harbor" for "forward-looking statements" (as defined in the Act). This Prospectus incorporates by reference forward-looking statements which reflect the Company's current view (as of the date such forward-looking statement is made) with respect to future events, prospects, projections or financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from those made, implied or projected in such statements. These uncertainties and other factors include, but are not limited to, uncertainties relating to general economic conditions; the loss of one or more key customer or supplier relationships, including pharmaceutical or medical-surgical manufacturers for which alternative supplies may not be available; the malfunction or failure of the Company's information systems; the costs and difficulties related to the integration of recently acquired businesses; changes to the presentation of financial results and position resulting from adoption of new accounting principles or upon the advice of the Company's independent auditors, or the staff of the Securities and Exchange Commission; changes in the distribution or outsourcing pattern for pharmaceutical or medical-surgical products, including any increase in direct distribution or decrease in contract packaging by pharmaceutical manufacturers; changes in, or failure to comply with, government regulations; the costs and other effects of legal and administrative proceedings; competitive factors in the Company's health care service businesses, including pricing pressures; the continued financial viability and success of the Company's customers and suppliers; technological developments and products offered by competitors; failure to retain or continue to attract senior management or key personnel; risks associated with international operations, including fluctuations in currency exchange ratios; successful challenges to the validity of the Company's patents, copyrights and/or trademarks; difficulties or delays in the development, production and marketing of new products and services; strikes or other labor disruptions; labor and employee benefit costs; pharmaceutical and medical-surgical manufacturers' pricing policies and overall drug and medical-surgical supply price inflation; changes in hospital buying groups or hospital buying practices; and other factors referenced in documents incorporated by reference herein. The words "believe," "expect," "anticipate," "project," and similar expressions identify "forward-looking statements," which speak only as of the date the statement was made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                               RECENT DEVELOPMENTS

         On December 31, 1998, Bergen Brunswig Corporation ("Bergen") completed the acquisition of substantially all of the business, assets and property, subject to certain liabilities, of Medical Initiatives, Inc. ("MII"), a pre-filler of pharmaceuticals for oncology centers, located in Tampa, Florida. Bergen issued approximately 210,000 shares of Bergen Common Stock, previously held as treasury shares, valued at approximately $6.3 million, acquired assets at fair value of approximately $1.2 million, assumed liabilities of approximately $0.7 million and incurred costs of $0.2 million.

          On January 21, 1999, Bergen completed the acquisition of Stadtlander Drug Company, Inc. ("Stadtlander"), a national leader in disease-specific pharmaceutical care delivery for transplant, HIV, infertility and serious mental illness patient populations and a leading provider of pharmaceutical care to the privatized corrections market, headquartered in Pittsburgh, Pennsylvania. Bergen paid approximately $197.3 million in cash and issued approximately 5.7 million shares of Bergen Common Stock, previously held as Treasury shares, valued at approximately $140.8 million, and assumed indebtedness of approximately $100.9 million.

          A United States federal investigation of Stadtlander with respect to possible violations of the Medicare provisions of the Social Security Act is being conducted. The activities under investigation predated the ownership of Stadtlander by Counsel Corporation ("Counsel"). Bergen has been advised that while owned by Counsel, Stadtlander cooperated fully with the authorities investigating this matter. Stadtlander has also been named as a defendant in legal proceedings commenced in the U.S. District Court, Northern District of Texas, Dallas Division, asserting, among other things, that by entering into a transaction with a third-party, Stadtlander interfered with the plaintiff's relationship with that third-party. This proceeding is in a preliminary stage. In addition, Stadtlander is a 49% equity owner of a limited liability company formed for the purpose, among other things, of operating a specialty pharmaceutical business to provide services to patients diagnosed with a serious mental illness. This limited liability company is governed by an operating agreement that contains, among other things, a covenant prohibiting the members from participating in certain competing activities. The other member of the limited liability company has asserted that upon consummation of the merger of a wholly owned subsidiary of Bergen with and into PharMerica Inc. ("PharMerica"), PharMerica would be subject to the non-compete provisions of the operating agreement unless certain activities currently performed by PharMerica were performed through the limited liability company. Bergen disputes this position. Counsel has agreed to provide certain indemnification to Bergen with respect to each of the matters described in this paragraph.

          On February 10, 1999, Bergen completed the acquisition of 100% of the capital stock of J.M. Blanco, Inc. ("J.M. Blanco"), Puerto Rico's largest pharmaceutical distributor, headquartered in Guaynabo, Puerto Rico. The Company paid approximately $29.7 million in cash and assumed approximately $22.2 million in debt.

          The  purchase   prices  of  the  MII,   Stadtlander  and  J.M.  Blanco
acquisitions, to be accounted for as purchases for financial reporting purposes, are subject to adjustments after the completion of acquisition audits.


                                     EXPERTS

The consolidated financial statements of the Company incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1998, have been audited by Deloitte & Touche
LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

Securities and Exchange Commission
           registration fee......................................        $ 5,323
Legal fees and expenses..........................................          4,000
Accounting fees and expenses.....................................          2,500
Miscellaneous expenses...........................................            677
                                                                            ----

             Total...............................................        $12,500
                                                                         =======

No portion of the foregoing expenses will be borne by the Selling Shareholders.

All expenses other than the Securities and Exchange Commission registration fee are estimated.

Item 15.  Indemnification of Directors and Officers

Under the Company's Restated Certificate of Incorporation, every person who is or was a director, officer, employee or agent of the Company and the legal representative of such a person is entitled to receive indemnification from the Company to the fullest extent permitted by law. Under New Jersey law, directors and officers may be indemnified in certain situations, subject to the Company's having taken certain actions and the directors and officers having met certain specified standards of conduct. In addition, in April, 1986, the Company entered into agreements, which were amended on July 3, 1986 (collectively, the "Indemnity Agreement"), to indemnify each of its directors against liabilities and defense costs to the extent that such directors would have been insured under the director and officer liability insurance policies which were in effect on December 31, 1984 (the "1984 Policy"). The 1984 Policy afforded the broadest coverage for liabilities arising under ERISA and the securities and anti-trust laws. The obligation of the Company to indemnify a director under the Indemnity Agreement is limited to $30 million, the maximum coverage available under the 1984 Policy. However, the Indemnity Agreement does not limit a director's right to recover in excess of $30 million from the Company if the director is otherwise entitled to statutory indemnification. The Indemnity Agreement was ratified by the shareowners at the annual meeting held on December 17, 1986. The Company currently maintains a directors' and officers' insurance policy which provides liability coverage with respect to its directors and officers.

In addition, the Company's Restated Certificate of Incorporation eliminates the personal liability of directors and officers to the Company and its shareowners for monetary damages for acts or omissions (including negligent and grossly negligent acts or omissions) in violation of a director's or officer's fiduciary duty of care. The duty of care refers to a fiduciary duty of directors and officers to manage the affairs of the Company with the same degree of care as would be applied by an "ordinarily prudent person under similar circumstances". The provisions of the Company's Restated Certificate of Incorporation which eliminate the personal liability of directors and officers do not, in any way, eliminate or limit the liability of a director or officer for breaching his duty of loyalty (i.e., the duty to refrain from fraud, self-dealing and transactions involving improper conflicts of interest) to the Company or its shareowners, failing to act in good faith, knowingly violating a law or obtaining an improper personal benefit and do not have any effect on the availability of equitable remedies.

See also the undertakings set forth in response to item 17 herein.

Item 16.  Exhibits

             4.1* Restated Certificate of Incorporation of Bergen Brunswig Corporation, dated November 13, 1998.

          4.2* By-laws of Bergen Brunswig Corporation, as amended and restated, dated November 13, 1998.

          4.3* Rights  Agreement,  dated as of  February  8, 1994,  between  the
               Registrant and Chemical Trust Company of California, as Rights Agent, is incorporated by reference herein to Exhibit 1 to the Registrant's Registration Statement on Form 8-A dated February 14, 1994.

          5.1* Opinion of Lowenstein Sandler PC.

          23.1** Consent of Deloitte & Touche LLP.

          23.2* Consent of Lowenstein Sandler PC is included in Exhibit 5.1.

          24.1* Power of Attorney.


-------------------------------
* Previously filed.
** Filed with Post-Effective Amendment No. 3.


Item 17.  Undertakings

           The undersigned Registrant hereby undertakes:

           A. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act"), unless the foregoing information is contained in periodic reports
                      filed  with  or  furnished  to  the   Commission   by  the
                      Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement; and

                      (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, unless the foregoing information is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
                      Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement; and

                      (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement.

           B. That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

           C. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           D. That for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
           Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           E. That insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orange, State of California, on the 23rd day of March, 1999.

                                               BERGEN BRUNSWIG CORPORATION

                                               By: /s/ Milan A. Sawdei
                                                   -----------------------
                                                       Milan A. Sawdei,
                                                       Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/  Robert E. Martini*                Chairman of the            March 23, 1999
-------------------------              Board and Director
     Robert E. Martini

/s/  Donald R. Roden*                  President, Chief           March 23, 1999
-----------------------
     Donald R. Roden                   Executive Officer
                                       and Director

/s/ Neil F. Dimick*                    Executive Vice President,  March 23, 1999
------------------------               Chief Financial Officer
    Neil F. Dimick                     and Director (Principal
                                       Financial Officer and
                                       Principal Accounting Officer)

/s/  Jose E. Blanco, Sr.*              Director                   March 23, 1999
----------------------------
     Jose E. Blanco, Sr.

/s/  Rodney H. Brady*                  Director                   March 23, 1999
------------------------
     Rodney H. Brady

/s/  Charles C. Edwards, M.D.*         Director                   March 23, 1999
-----------------------------
     Charles C. Edwards, M.D.

/s/  Charles J. Lee*                   Director                   March 23, 1999
-----------------------
     Charles J. Lee

/s/  George R. Liddle*              Director                      March 23, 1999
-------------------------
     George R. Liddle

/s/  James R. Mellor*               Director                      March 23, 1999
------------------------
     James R. Mellor

/s/  George E. Reinhardt, Jr.*      Director                      March 23, 1999
---------------------------------
     George E. Reinhardt, Jr.

/s/  Francis G. Rodgers*            Director                      March 23, 1999
---------------------------
     Francis G. Rodgers

*By: /s/ Milan A. Sawdei
     ----------------------
     Milan A. Sawdei,
     Attorney-in-Fact
                                     II - 4

                                  EXHIBIT INDEX

       4.1*   Restated   Certificate  of   Incorporation   of  Bergen   Brunswig
              Corporation, dated November 13, 1998.

       4.2* By-laws of Bergen Brunswig Corporation, as amended and restated, dated November 13, 1998.

       4.3* Rights Agreement, dated as of February 8, 1994, between the Registrant and Chemical Trust Company of California, as Rights
              Agent, is incorporated by reference herein to Exhibit 1 to the Registrant's Registration Statement on Form 8-A dated February 14, 1994.

       5.1*   Opinion of Lowenstein Sandler PC.


       23.1** Consent of Deloitte & Touche LLP.

       23.2*  Consent of Lowenstein Sandler PC is included in Exhibit 5.1.

       24.1*  Power of Attorney.


-------------------------------
* Previously filed.
** Filed with Post-Effective Amendment No. 3.